UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reno MOB Amendment to Purchase Agreement

As previously reported in our Current Report on Form 8-K filed on February 17, 2017, we, through GAHC4 Reno NV MOB, LLC, our wholly owned subsidiary, entered into an Agreement of Purchase and Sale and Joint Escrow Instructions, or the Purchase Agreement, with Arlington Medical Properties, LLC, or seller, and Universal Health Realty Income Trust, as seller guarantor, for the purchase of seller’s leasehold interest in Reno MOB, located in Reno, Nevada, for a purchase price of $66,250,000, plus closing costs.

On March 8, 2017, we entered into a First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, or the First Amendment, with seller, seller guarantor and First American Title Insurance Company, as escrow agent. The material terms of the First Amendment provide for: (i) seller’s representation and warranty regarding (a) Dignity Health’s original guaranty of Prime Healthcare Services – Reno, LLC’s, or ground lessor, obligations under the Hospital Leases, as defined in the Purchase Agreement; and (b) clarification of the Off-Site Improvements defined in the ground lease between seller and ground lessor; (ii) seller’s obligation to provide us with proof of payment of certain fees in full prior to closing; and (iii) written notice to seller that we do not elect to assume any service contracts except as otherwise set forth in the First Amendment.

The material terms of the agreement discussed above are qualified in their entirety by the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Distributions

On March 7, 2017, our board of directors authorized a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the period commencing on April 1, 2017 and ending on June 30, 2017.

The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our common stock. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan monthly in arrears. The distributions declared for each record date in the April 2017, May 2017 and June 2017 periods will be paid in May 2017, June 2017 and July 2017, respectively, only from legally available funds.

Acquisition of Battle Creek MOB

On March 10, 2017, we acquired Battle Creek MOB from Battle Creek Office Development Enterprises, L.L.C., an unaffiliated third party, for $7,300,000, plus closing costs. We financed the purchase of Battle Creek MOB using cash on hand. In connection with the acquisition of Battle Creek MOB, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $164,000, or 2.25% of the contract purchase price of Battle Creek MOB. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $164,000, or 2.25% of the contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Battle Creek MOB is a two-story medical office building located in Battle Creek, Michigan that consists of approximately 46,000 square feet and is currently approximately 97% leased to nine tenants, including Ambulatory Surgery Associates, LLC (doing business as Brookside Surgery Center), Southwest Michigan Eye Center, PLC and Great Lakes Plastic Reconstructive & Hand Surgery, PC. Medical services provided at Battle Creek MOB include general surgery, gynecology, hand surgery, ophthalmology, otolaryngology, orthopedics, pain management, plastic surgery, podiatry and urology.

On March 13, 2017, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Battle Creek MOB. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions by and among Arlington Medical Properties, LLC, Universal Health Realty Income Trust, GAHC4 Reno NV MOB, LLC and First American Title Insurance Company, dated March 8, 2017

99.1	American Healthcare Investors, LLC Press Release, dated March 13, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
March 13, 2017
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions by and among Arlington Medical Properties, LLC, Universal Health Realty Income Trust, GAHC4 Reno NV MOB, LLC and First American Title Insurance Company, dated March 8, 2017

99.1	American Healthcare Investors, LLC Press Release, dated March 13, 2017